NSAR
811-01716 - AB Cap Fund
77Q1

INVESTMENT ADVISORY CONTRACT
AB CAP FUND, INC.

1345 Avenue of the Americas
New York, New York 10105

July 22, 1992, as amended September 7, 2004,
December 15, 2004, December 23, 2009, October 2,
2010, October 26, 2010, July 6, 2011, August 31,
2011, December 8, 2011, December 15, 2011,
September 27, 2012, December 12, 2012, March 1,
2014, October 22, 2014, November 12, 2014, December
3, 2014, December 18, 2014, March 4, 2015, April 15,
2015, July 1, 2015, July 29, 2015, September 9, 2015,
December 3, 2015, November 1, 2016, February 3,
2017 and May 5, 2017.


AllianceBernstein L.P.
1345 Avenue of the Americas
New York, New York 10105
Dear Sirs:
We herewith confirm our agreement with
you as follows:
            1.	We are currently authorized to issue
separate classes of shares and our Board of Directors is authorized to reclassify and issue any unissued shares to any number of additional classes or series Portfolios each having its own investment objective, policies and restrictions, all as more fully described in the prospectus and statement of additional information constituting parts of our Registration Statement on Form N-1A filed with the Securities and Exchange Commission the Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended the
Registration Statement. We are engaged in the business of investing and reinvesting our capital of each of our Portfolios in securities of the type and in accordance with the limitations specified in our Certificate of Incorporation, By-Laws, Registration Statement, and any representation made in our Prospectus, all in such manner and to such
extent as may from time to time be authorized by our Board
of Directors. We enclose copies of the documents listed
above and will from time to time furnish you with any amendments thereof. We will also keep you currently advised as to the make-up of the portfolio of securities in each of our Portfolios.
            2.	a We hereby employ you to advise
us in respect of investing and reinvestment of our capital in each of our Portfolios as above specified, and, without limiting the generality of the foregoing, to provide management and other services specified below.
            	b You on your own motion will
advise us whenever in your opinion conditions are such as
to make it desirable that a specific security or group of securities be eliminated from the portfolio of securities of a Portfolio or added to it. You will also keep us in touch with important developments affecting any Portfolio and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in our Portfolios, or the industries in which they engage, or the economy generally. Similar information is to be furnished us with reference to securities which you may believe desirable for inclusion in a Portfolio. You will also furnish us with such statistical information with respect to the securities in each of our Portfolios which we may hold or contemplate purchasing as you may believe appropriate or as we reasonably may
request. In advising us, you will bear in mind the
limitations imposed by our Certificate of Incorporation and statement of policy included in our Registration Statement and the limitations in the Investment Company Act and of
the Internal Revenue Code in respect of regulated
investment companies for each of our Portfolios.
		c It is understood that you will from
time to time employ or associate with yourselves such
persons as you believe to be particularly fitted to assist you in the execution of this contract, the compensation of such persons to be paid by you. No obligation may be incurred on our behalf in any such respect. During the continuance
of this agreement you will provide persons satisfactory to
our Board of Directors to serve as our officers. You or your affiliates will also provide persons, who may be our officers, to render such clerical, accounting, administrative and other services to us as we may from time to time request of you. Such personnel may be employees of you
and your affiliates. We will pay to you or your affiliates the cost of such personnel for rendering such services to us at such rates as shall from time to time be agreed upon between us, provided that all time devoted to the
investment or reinvestment of securities in each of our Portfolios shall be for your account. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties. Furthermore, you or your affiliates other than us shall furnish us without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject.
	3.	It is further agreed that, except as
provided in paragraph 2c hereof, you shall be responsible
for the following expenses incurred by us during each year
or portion thereof that this agreement is in effect between us: i the compensation of any of our directors, officers, and employees who devote less than all of their time to our affairs and who devote part of their time to the affairs of you and your affiliates, ii expenses of computing the net asset value of the shares of each of our Portfolios to the extent such computation is required under applicable
Federal securities laws, iii expenses of office rental, and iv clerical and bookkeeping expenses. We shall be responsible and hereby assume the obligation for payment of all our
other expenses including a brokerage and commission
expenses, b Federal, State or local taxes, including issue
and transfer taxes, incurred by or levied on us, c interest charges on borrowing, d fees and expenses of registering the shares of each of our Portfolios under the appropriate Federal securities laws other than expenses relative to the initial registration and of qualifying the shares of each of our Portfolios under applicable State securities laws, including expenses attendant upon renewing and increasing such registrations and qualifications, e expenses of printing and distributing our prospectuses and other reports to stockholders, f costs of proxy solicitations, g charges and expenses incurred by us in acting as transfer agent and registrar of the shares of each of our Portfolios, h charges and expenses of our custodian, i compensation of our officers, directors and employees who do not devote any
part of their time to the affairs of you or your affiliates, j legal and auditing expenses, k payment of all investment advisory fees including the fees payable to you hereunder,
1 costs of stationery and supplies, and m such promotional expenses as may be contemplated by an effective plan pursuant to Rule 12b-1 under the Act; provided, however,
that our payment of such promotional expenses shall be in
the amounts, and in accordance with the procedures, set
forth in such plan.
	4.	We shall expect of you, and you will
give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you
shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of your reckless disregard of your obligations
and duties hereunder.
            5.	a In consideration of the foregoing
we will pay you, in the case of the AB Small Cap Growth Portfolio, a monthly fee at an annualized rate of .75 of
1.00% of the first $2.5 billion, .65 of 1.00% of the excess over $2.5 billion up to $5 billion and .60 of 1.00% of the excess over $5 billion of the average daily net assets of the AB Small Cap Growth Portfolio managed by you. In the event of any termination of this agreement, your
compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.
	 	b In consideration of the foregoing
we will pay you, in the case of the AB Emerging Markets Multi-Asset Portfolio, a monthly fee at an annualized rate of 0.85 of 1% of the first $1 billion, 0.80 of 1% of the excess over $1 billion up to $2 billion, 0.75 of 1% of the excess over $2 billion up to $3 billion and 0.70 of 1% of the excess over $3 billion of the average daily net assets of the AB Emerging Markets Multi-Asset Portfolio managed by you. Your compensation for the period from the date
hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month.
In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.
	c In consideration of the foregoing we will
pay you, in the case of the AB Select US Equity Portfolio, a monthly fee at an annualized rate of 1% of the average daily net assets of the AB Select US Equity Portfolio
managed by you. Your compensation for the period from
the date hereof through the last day of the month in which
the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.
		d In consideration of the foregoing
we will pay you, in the case of the AB Select US
Long/Short Portfolio, a monthly fee at an annualized rate of 1.50% of the first $2.5 billion and 1.475% of the excess over $2.5 billion of the average daily net assets of the AB Select US Long/Short Portfolio managed by you. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.
	e In consideration of the foregoing we will
pay you, in the case of AB Concentrated Growth Fund, a
monthly fee at an annualized rate of 0.80% of the average daily net assets of the AB Concentrated Growth Fund managed by you. Your compensation for the period from
the date hereof through the last day of the month in which
the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement,
your compensation will be calculated on the basis of a
period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.
	f In consideration of the foregoing we will
pay you, in the case of AB Emerging Markets Growth
Portfolio, a monthly fee at an annualized rate of 1.175% the first $1 billion, 1.05% of the excess over $1 billion up to $2 billion, 1.00% of the excess over $2 billion up to $3 billion,
0.90 of 1.00% of the excess over $3 billion up to $6 billion, and 0.85 of 1.00% of the excess over $6 billion of the average daily net assets of the AB Emerging Markets
Growth Portfolio managed by you. Your compensation for
the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.
	g In consideration of the foregoing we will
pay you, in the case of AB Global Core Equity Portfolio, a monthly fee at an annualized rate of 0.75 of 1.00% of the first $2.5 billion, 0.65 of 1.00% of the excess over $2.5 billion up to $5.0 billion, and 0.60 of 1.00% of the excess over $5 billion of the average daily net assets of the AB Global Core Equity Portfolio managed by you. Your compensation for the period from the date hereof through
the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.
	h In consideration of the foregoing we will
pay you, in the case of AB Small Cap Value Portfolio, a monthly fee at an annualized rate of 0.80% of the average daily net assets of the AB Small Cap Value Portfolio managed by you. Your compensation for the period from
the date hereof through the last day of the month in which
the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement,
your compensation will be calculated on the basis of a
period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.
	i In consideration of the foregoing we will
pay you, in the case of AB All Market Income Portfolio, a monthly fee at an annualized rate of 0.70% of the average daily net assets of the AB All Market Income Portfolio managed by you. Your compensation for the period from
the date hereof through the last day of the month in which
the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement,
your compensation will be calculated on the basis of a
period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.
	j In consideration of the foregoing we will
pay you, in the case of AB All Market Alternative Return Portfolio, a monthly fee at an annualized rate of 0.75% of the average daily net assets of the AB All Market
Alternative Return Portfolio managed by you. Your
compensation for the period from the date hereof through
the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.
	k In consideration of the foregoing we will
pay you, in the case of AB Concentrated International
Growth Portfolio, a monthly fee at an annualized rate of
0.85% of the average daily net assets of the AB
Concentrated International Growth Portfolio managed by
you. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.
	l In consideration of the foregoing we will
pay you, in the case of AB International Strategic Core Portfolio, a monthly fee at an annualized rate of 0.75% of the first $2.5 billion, 0.65% of the excess of $2.5 billion up to $5 billion, and 0.60% of the excess over $5 billion of the average daily net assets of the AB International Strategic Core Portfolio managed by you. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.
            m In consideration of the foregoing we will
pay you, in the case of AB Emerging Markets Core
Portfolio, a monthly fee at an annualized rate of 0.95% the first $2.5 billion, 0.90% of the excess over $2.5 billion up to $5 billion, and 0.85% of the excess over $5 billion of the average daily net assets of the AB Emerging Markets Core Portfolio managed by you. Your compensation for the period from the date hereof through the last day of the
month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.
            n  In consideration of the foregoing we will
pay you, in the case of AB Asia ex-Japan Equity Portfolio,
a monthly fee at an annualized rate of 0.90% of the first
$2.5 billion and 0.85% of the excess over $2.5 billion of the average daily net assets of the AB Asia ex-Japan Equity Portfolio managed by you. Your compensation for the period from the date hereof through the last day of the
month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.
            6.	This agreement shall become
effective on the date hereof and shall continue in force until September 30, 1992 with respect to the AB Small Cap
Growth Portfolio, August 31, 2013 with respect to AB
Emerging Markets Multi-Asset Portfolio, December 8,
2013 with respect to AB Select US Equity Portfolio, July 1, 2016 with respect to AB Select US Long/Short Portfolio,
March 1, 2016 with respect to AB Concentrated Growth
Fund, October 22, 2016 with respect to AB Emerging
Markets Growth Portfolio, November 12, 2016 with respect
to AB Global Core Equity Portfolio, December 3, 2016
with respect to AB Small Cap Value Portfolio, December
18, 2016 with respect to AB All Market Income Portfolio,
March 4, 2017 with respect to AB All Market Alternative
Return Portfolio, April 15, 2017 with respect to AB Concentrated International Growth Portfolio, July 29, 2017 with respect to AB International Strategic Core Portfolio, September 9, 2017 with respect to AB Emerging Markets
Core Portfolio and December 3, 2017 with respect to AB
Asia ex-Japan Equity Portfolio, and continue in effect thereafter with respect to a Portfolio provided that such continuance is specifically approved at least annually by our Board of Directors including a majority of our directors who are not parties to this agreement or interested persons, as defined in the Investment Company Act, of any such party, or by vote of a majority of our outstanding voting securities as defined in the Investment Company Act of each Portfolio. This agreement may be terminated with
respect to any Portfolio at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities as so defined of such Portfolio, or by a vote of a majority of our entire Board of Directors on sixty days written notice to you, or by you with respect to any
Portfolio on sixty days written notice to us.
	7.	This agreement may not be
transferred, assigned, sold or in any manner hypothecated
or pledged and this agreement shall terminate automatically
in the event of any such transfer, assignment, sale, hypothecation or pledge. The terms transfer, assignment, and sale as used in this paragraph shall have the meanings ascribed thereto by governing and any interpretation thereof contained in rules or regulations promulgated by the Commission thereunder.
	8.	a Except to the extent necessary to
perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the Directors of
AllianceBernstein Corporation, general partner, who may
also be a director, officer or employee of ours, or persons otherwise interested persons with respect to us within the meaning of the Investment Company Act of 1940 to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.
		b You will notify us of any change in
the general partners of your partnership within a reasonable time after such change.
	9.	It is understood that, whether or not
we follow the investment advice and recommendations given by you to us hereunder, the provisions contained herein concerning your compensation hereunder shall be binding on you and us.
	If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.
Very truly yours,
AB CAP FUND,
INC.

By:	/s/Stephen J.
Laffey
	Name:
Stephen J. Laffey
	Title:
Assistant Secretary






Accepted: As of July 22, 1992, as amended September 7,
2004, December 15, 2004, December 23, 2009, October 2,
2010, October 26, 2010, July 6, 2011, August 31, 2011,
December 8, 2011, December 15, 2011, September 27,
2012, December 12, 2012, March 1, 2014, October 22,
2014 November 12, 2014, December 3, 2014, December
18, 2014, March 4, 2015, April 15, 2015, July 1, 2015, July
29, 2015, September 9, 2015, December 3, 2015,
November 1, 2016, February 3, 2017 and May 5, 2017.

AllianceBernstein L.P.

By:	/s/Emilie D. Wrapp
	Name:   Emilie D. Wrapp
      Title:     Assistant Secretary



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